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                                                                     Exhibit 2.5




                      AMENDMENT NO.1 TO RIGHTS AGREEMENT

          THIS AMENDMENT TO THE RIGHTS AGREEMENT (this "Amendment") is made as of March 19, 2000, between Wesley Jessen VisionCare, Inc., a Delaware corporation (the "Company") and American Stock Transfer & Trust Company, as rights agent (the "Rights Agent") and amends that certain Rights Agreement, dated as of November 16, 1999 (the "Rights Agreement"), by and between the Company and the Rights Agent. Except as otherwise indicated herein, capitalized terms used and not otherwise defined herein have the meanings ascribed to such terms in the Rights Agreement.

          WHEREAS, the Company, Ocular Sciences, Inc. ("OSI") and OSI Acquisition Corp., Delaware corporation ("Sub"), which is a direct wholly owned subsidiary of the Company, propose to enter into an Agreement and Plan of Merger, dated as of the date hereof (the "Merger Agreement"), providing for, among other things, a merger (the "Merger") of Sub with and into OSI;

          WHEREAS, as a condition and inducement to OSI's willingness to enter into the Merger Agreement and the WC Stock Option Agreement (as defined in the Merger Agreement), OSI has requested that the Company agree, and the Company has agreed, to issue to OSI an option to purchase shares of the Company's common stock (the "OSI Option"); and

          WHEREAS, the Board of Directors of the Company has approved an amendment to the Rights Agreement to exempt the OSI Option from terms and provisions of the Rights Agreement by adding Ocular Sciences, Inc. to the definition of "Exempt Person" under the Rights Agreement.

          NOW, THEREFORE, in consideration of the agreements herein contained, the parties hereto agree as follows:

          1. Amendment. Section 1(q) of the Rights Agreement (the definition of the term "Exempt Person") is hereby amended by (a) deleting the word "and" prior to clause (iv) thereof, (b) substituting the word "and" for the period at the end of the paragraph and (c) adding the following clause to the end thereof:

          "(v) Ocular Sciences, Inc."

          2. APPLICABLE LAW. ALL OF THE ISSUES AND QUESTIONS CONCERNING THE CONSTRUCTION, VALIDITY, INTERPRETATION AND ENFORCEABILITY OF THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH LAWS OF THE STATE OF DELAWARE.

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          3.   Ratification, Etc.  Except as expressly modified or waived hereby, each term and provision of the Rights Agreement and the other agreements executed in connection therewith is hereby ratified and confirmed and shall continue in full force and effect. From and after the effective date, all references to the Rights Agreement shall be deemed to be references to the Rights Agreement as amended by this Amendment.

          4. Counterparts; Effectiveness. This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument. This Amendment shall become effective upon the execution of a counterpart hereof by each of the parties hereto, and written or telephonic notification of such execution and authorization of delivery thereof has been received by each party hereto.

                           *     *     *     *     *



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          IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the date first written above.

                                    WESLEY JESSEN VISIONCARE, INC.

                                    By: /s/ Kevin J. Ryan
                                       -----------------------------------

                                    Its: President and Chief Executive Officer
                                         -------------------------------------


                                    AMERICAN STOCK TRANSFER
                                    & TRUST COMPANY

                                    By: Herbert J. Lemmer
                                       ---------------------------------------

                                    Its: Vice President
                                         --------------